Exhibit 10.1

ADVISORY AGREEMENT THIS ADVISORY AGREEMENT (this "Agreement") is made as of April Pt, 2024, by and among Innovaro, Inc., a limited liability company incorporated under the laws of Delaware with address at 624 Tyvola Rd Suite l 03 # 186 Charlotte, NC 28217 (the "Company"); Kenneth Bland & Ezzat Jallad collectively (the "Advisors"). WHEREAS, the Company requires expertise in the areas of Re - organization, Audit, SEC Filing requirements, among others WHEREAS, the Advisors have the expertise to assist and implement such requirements and have agreed to provide to the Company. NOW, THEREFORE, in consideration of the services contained herein the parties agree as follows: 1. Appointment of Advisors The Company hereby appoints the Advisors, and the Advisors agree to implement the required actions 2. Company Obligations (a) The Company shall cooperate with the Advisor and provide necessary documents and information as requested by the Advisors; (b) The Company shall make the payment of the advisory fee as stipulated in the Agreement without delay. 4. Company Information In connection with the Advisors performance of its duties hereunder, the Company shall (i) provide the Advisors on a timely basis, all information reasonably requested by the Advisors, and (ii) make its officers and professionals available to the Advisors and such third parties as the Advisors shall designate (such as the Auditors & Attorneys) , as agreed to in advance by the Company, at reasonable times and upon reasonable notice . 5. Confidential Information The Advisors acknowledges that, in the course of performing its duties hereunder, it may obtain information relating to the Company, which the Company has marked as confidential ("Confidential Information") . The Advisors shall hold at all times , both during the term of this Agreement and at all times thereafter, such Confidential Information in the strictest confidence, and shall not use such Confidential Information for any purpose, other than as may be reasonably necessary for the performance of its duties purs 1 uant to this Agreement, without the Company's prior written consent . The Advisors shall not disclose any Confidential Information to any person or entity, other than to the Advisor's employees or advisors as may be reasonably necessary for purposes of performing its duties hereunder, without the Company's prior written consent . The foregoing notwithstanding, the term "Confidential Information" shall not include the information which (i) becomes generally available to the public, other than as a result of a breach hereof, (ii) was available to the Advisors on a non - confidential basis prior to its disclosure to the Advisor by the Company, or (iii) becomes available to the Advisor on a non - confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with respect to such information . Furthermore, the Advisors may disclose Confidential Information to the extent required by law or regulation, including but not limited to court orders, subpoenas, civil investigative demands and interrogatories . 6. Compensation As compensation for the Advisors services, the Company shall pay each Advisor a fee equal to a total of $ 98 , 569 . 2535 which shall be payable in Common Stock computed at $ 0 . 000 lper share 7. Indemnification The Company agrees to indemnify the Advisors and hold the Advisors harmless (including each of its directors, officers, employees, partners and agents) with respect to any liability (and actions in respect thereof) incurred by the Advisors by virtue of its retention hereunder and shall reimburse the Advisors for any legal or other expenses reasonably incurred in connection with investigating or defending any such liability or action, provided that the Company shall have the right to control the defense of any claim giving rise to such liability and no such claim shall be settled without the consent of the Company . The foregoing provisions shall survive termination of this Agreement and any investigation with respect thereto by any party hereto . 8. Termination Either party may terminate this Agreement at any time and for any reason, with or without cause, upon giving 30 days written notice of termination to the other parties ; 9. Choice of Law; Dispute Resolution This Agreement shall be interpreted, controlled, and enforced in accordance with the substantive laws of Delaware. 2 10. General Provisions (a) This Agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter hereof and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter hereof . This Agreement may not be altered, amended, modified or otherwise changed in any way except by a written agreement, signed by both parties . (b) Any notice or other communication pursuant hereto shall be given to a party at its address first set forth above by (i) personal delivery, (ii) commercial overnight courier with written verification of receipt, or (iii) registered or certified mail . If so mailed or delivered, a notice shall be deemed given on the earlier of the date of actual receipt or three (3) days after the date of authorized delivery . (c) This Agreement may be executed in counterparts, each one of which shall constitute an original and all of which taken together shall constitute one document . The Company shall confirm that the foregoing is in accordance with its understanding by signing and returning to the Advisors the enclosed copy of this Agreement, which shall become a binding agreement upon the Advisors receipt . [Signature page follows] 3

IN WITNESS WHEREOF, the parties hereto have caused this Advisory Agreement to be duly executed as of the date first written above. 4 By: _ Name: Ezzat Jallad

Exhibit A - Warrant 5